  As Filed with the Securities and Exchange Commission on February 11 , 2000

                                                     Registration No. 333-73233
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                             AMENDMENT NO. 5
                                      TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

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                               MONSANTO COMPANY
            (Exact name of Registrant as specified in its charter)

               Delaware                              43-0420020
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

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                         800 North Lindbergh Boulevard
                           St. Louis, Missouri 63167
                                (314) 694-1000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive office)

                                --------------

                           R. William Ide III, Esq.
                               Monsanto Company
                         800 North Lindbergh Boulevard
                           St. Louis, Missouri 63167
                                (314) 694-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                  Copies to:
          Judith A. Reinsdorf                      Robert F. Wall
          Sonya Meyers Davis                      Terrence R. Brady
           Monsanto Company                       Winston & Strawn
     800 North Lindbergh Boulevard              35 West Wacker Drive
       St. Louis, Missouri 63167               Chicago, Illinois 60601
            (314) 694-1000                         (312) 558-5600

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  Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

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  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

[Monsanto logo]

                                Monsanto Company

                               Exchange Offer for

                       $500,000,000 5.375% Notes due 2001
                       $600,000,000 5.750% Notes due 2005
                       $200,000,000 5.875% Notes due 2008
                    $500,000,000 6.500% Debentures due 2018
                    $700,000,000 6.600% Debentures due 2028

                          Terms of the Exchange Offer

  . The exchange offer expires at 5:00 p.m., New York City time, on March 16, 2000, unless Monsanto, in its sole discretion, extends the exchange offer to allow additional tenders of outstanding notes and debentures.

  . All outstanding notes and debentures that are validly tendered and not validly withdrawn will be exchanged.

  . Tenders of outstanding notes and debentures may be withdrawn at any time prior to the expiration of the exchange offer.

  . The exchange offer is not subject to any condition, other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

  .  Monsanto will not receive any proceeds from the exchange offer.

  . The exchange of notes and debentures will not be a taxable exchange for U.S. federal income tax purposes.

  . The terms of the registered notes and debentures and the outstanding notes and debentures are substantially identical, except that the outstanding notes and debentures are subject to transfer restrictions and have registration rights.

  . There is no existing market for the registered notes and debentures, and Monsanto does not intend to apply for their listing on any securities exchange.

   For a discussion of some factors that you should consider before tendering your outstanding notes and debentures in the exchange offer, see "Risk Factors" beginning on page 7.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

   The information in this prospectus is not complete and may be changed. Monsanto may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               ----------------

             The date of this Prospectus is February 14, 2000.

   Each broker-dealer that receives registered debt for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered debt. Each letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered debt received in exchange for outstanding debt acquired by such broker-dealer as a result of market-making activities or other trading activities. Monsanto has agreed that, ending on the close of business on the 180th day following the expiration date of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

   You should rely on the information contained, or incorporated by reference, in this prospectus. Monsanto has not authorized anyone to provide you with different information. Monsanto is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary.........................................................   1
Risk Factors...............................................................   7
Use of Proceeds............................................................  11
The Exchange Offer.........................................................  12
Description of the Registered Debt.........................................  20
United States Federal Tax Consequences.....................................  30
Plan of Distribution.......................................................  34
Where You Can Find More Information........................................  35
Incorporation of Certain Documents by Reference............................  35
Validity of the Registered Debt............................................  37
Experts....................................................................  37

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   Trademarks and service marks owned or licensed by Monsanto and its subsidiaries are indicated by special type throughout this prospectus.

                               PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial information appearing elsewhere in or incorporated by reference into this prospectus.

                                  The Company

   Monsanto is a life sciences company, committed to finding solutions to the growing global needs for food and health by applying common forms of science and technology among agriculture, nutrition and health. Monsanto makes, researches and markets high-value agricultural products, pharmaceuticals and nutrition-based health products.

   Monsanto was incorporated in 1933 under Delaware law and is the successor to a Missouri corporation, Monsanto Chemical Works, organized in 1901. Monsanto's principal executive offices are located at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 (telephone number (314) 694-1000) and its internet address is http://www.monsanto.com.

                         Purpose of the Exchange Offer

   On December 9, 1998, Monsanto sold, through a private placement exempt from the registration requirements of the Securities Act of 1933, $500 million of its 5.375% Notes due 2001, $600 million of its 5.750% Notes due 2005, $200 million of its 5.875% Notes due 2008, $500 million of its 6.500% Debentures due 2018 and $700 million of its 6.600% Debentures due 2028. We refer to these five series of outstanding notes and debentures as "outstanding debt" in this prospectus. Monsanto used the net proceeds from the sale of the outstanding debt to finance or refinance seed company acquisitions, including to refinance its outstanding commercial paper as it became due, and for working capital purposes. Pending use for the foregoing purposes, Monsanto invested the proceeds in short-term investment grade marketable securities or money market obligations.

   Simultaneously with the private placement, Monsanto entered into a registration rights agreement with the initial purchasers of the outstanding debt. Under the registration rights agreement, Monsanto was required to use its reasonable efforts to cause a registration statement for substantially identical notes and debentures, to be issued in exchange for the outstanding debt, to become effective on or before June 7, 1999. We refer to the notes and debentures to be registered under this exchange offer registration statement as "registered debt" in this prospectus. The registration rights agreement requires Monsanto to pay liquidated damages to the holders of outstanding debt from June 8, 1999 until it consummates the exchange offer. You may exchange your outstanding debt for registered debt in this exchange offer. You should read the discussion under the heading "Summary of Terms of the Registered Debt" and "Description of the Registered Debt" for further information regarding the registered debt.

   Monsanto did not register the outstanding debt under the Securities Act or any state securities laws, nor does it intend to after the exchange offer. As a result, the outstanding debt may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding debt do not exchange their notes and debentures in the exchange offer, they lose their right to have the outstanding debt registered under the Securities Act, subject to certain limitations. Anyone who still holds outstanding debt after the exchange offer may be unable to resell such notes and debentures.

   However, Monsanto believes that holders of the outstanding debt may resell the registered debt without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the registered debt.

                         Summary of the Exchange Offer

Registration Rights.......  Monsanto sold the outstanding debt on December 9,
                            1998 to Salomon Smith Barney Inc. and Goldman, Sachs & Co., the initial purchasers. The initial purchasers then sold the outstanding debt to institutional investors. Simultaneously with the initial sale of the outstanding debt, Monsanto entered into a registration rights agreement with the initial purchasers, which provides for the exchange offer.

                            You may exchange your outstanding debt for registered debt, which has substantially identical terms. The exchange offer satisfies your rights under the registration rights agreement. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your outstanding debt. Therefore, if you do not exchange your outstanding debt, you will not be able to reoffer, resell or otherwise dispose of your outstanding debt unless (1) you comply with the registration and prospectus delivery requirements of the Securities Act, or (2) you are exempt from such Securities Act requirements.

The Exchange Offer........  Monsanto is offering to exchange $500 million total principal amount of its 5.375% Notes due 2001, $600 million total principal amount of its 5.750% Notes due 2005, $200 million total principal amount of its 5.875% Notes due 2008, $500 million total principal amount of its 6.500% Debentures due 2018 and $700 million total principal amount of its 6.600% Debentures due 2028, which have been registered under the Securities Act, for, respectively, your outstanding 5.375% Notes due 2001, 5.750% Notes due 2005, 5.875% Notes due 2008,
                            6.500% Debentures due 2018 or 6.600% Debentures due 2028 sold in the December 1998 private offering. To exchange your outstanding debt, you must properly tender it, and Monsanto must accept it. Monsanto will exchange all outstanding debt that you validly tender and do not validly withdraw. Monsanto will issue registered debt at or promptly after the end of the exchange offer.

Resales...................  Monsanto believes that you can offer for resale, resell or otherwise transfer the registered debt without complying with the registration and prospectus delivery requirements of the Securities Act if:

                               .  you acquire the registered debt in the
                                  ordinary course of your business;

                               . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the registered debt; and

                               . you are not an "affiliate" of Monsanto, as defined in Rule 405 of the Securities Act.

                            If any of these conditions is not satisfied and you transfer any registered debt without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Monsanto will not assume or indemnify you against such liability.

                            Each broker-dealer that receives registered debt for its own account in exchange for outstanding debt, where such outstanding debt was acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such registered debt. See "Plan of Distribution." A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the registered debt.

Expiration Date...........
                            The exchange offer expires at 5:00 p.m., New York City time, on March 16, 2000, unless Monsanto, in its sole discretion, extends the exchange offer to allow additional tenders of outstanding debt.

Liquidated Damages........  Under the registration rights agreement, Monsanto is required to pay liquidated damages to the holders of outstanding debt from June 8, 1999, until it consummates the exchange offer.

Conditions to the           The exchange offer is subject to conditions, some
 Exchange Offer...........  of which Monsanto may waive. Such conditions are more fully described later in this prospectus under "The Exchange Offer--Conditions to the Exchange
                            Offer."

Procedures for Tendering
 Outstanding Debt.........  Monsanto issued the outstanding debt as global securities. When the outstanding debt was issued, Monsanto deposited it with The Bank of New York, as depositary. The Bank of New York established a certificateless depositary interest in each note and debenture, which represents a 100% interest in the notes and debentures, in the name of Cede & Co., the nominee of The Depository Trust Company, commonly known as "DTC". Beneficial interests in the outstanding debt, which are held by direct or indirect participants in DTC through the certificateless depositary interest, are shown on records maintained in book-entry form by DTC.

                            You may tender your outstanding debt through book-entry transfer in accordance with DTC's Automated Tender Offer Program, or "ATOP". To tender your outstanding debt by a means other than ATOP, a letter of transmittal must be completed and signed according to the instructions contained in such letter. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver your outstanding debt to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer-- Procedures for Tendering Outstanding Debt" for more information.

                            Do not send letters of transmittal and certificates representing outstanding debt, if any, to Monsanto. Send these documents only to the exchange agent. See "The Exchange Offer--Exchange Agent" for more information.

Special Procedures for
 Beneficial Owners........  If you are a beneficial owner whose outstanding debt is registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your outstanding debt in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions set forth elsewhere in this prospectus.

Withdrawal Rights.........
                            You may withdraw the tender of your outstanding debt at any time before 5:00 p.m., New York City time, on March 16, 2000, unless Monsanto extends the date.

Appraisal or Dissenters'
 Rights...................  Holders of outstanding debt do not have any appraisal or dissenters' rights in the exchange offer. If you do not tender your outstanding debt or Monsanto does not accept your tender because, among other things, you invalidly tendered it, you will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. However, your notes and debentures will remain outstanding and entitled to the benefits of the indenture.

Federal Income Tax
 Considerations...........  The exchange of outstanding notes and debentures is not a taxable exchange for United States federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of the exchange. For additional information regarding federal income tax considerations, you should read the discussion under the heading "United States Federal Tax Consequences."

Use of Proceeds...........  Monsanto will not receive any proceeds from the issuance of the registered debt, and Monsanto will pay the expenses of the exchange offer.

Exchange Agent............
                            The Bank of New York is serving as exchange agent in the exchange offer. The mailing address of the exchange agent is The Bank of New York, 101 Barclay Street, REORG-7E, New York, New York 10286,
                            Attention: Carolle Montreuil. Deliveries by hand or overnight courier should be addressed to The Bank of New York, 101 Barclay Street, Corporate Trust Services Window, Ground Level, New York, New York 10286, Attention: Carolle Montreuil. For information about the exchange offer, call the exchange agent at telephone number: (212) 815-5788 or facsimile number: (212) 815-6339.

                    Summary of Terms of the Registered Debt

   The form and terms of the registered debt are the same as the form and terms of the outstanding debt, except that the registered debt will be registered under the Securities Act. As a result, the registered debt will not bear legends restricting its transfer and will not contain the registration rights and liquidated damages provisions contained in the outstanding debt. The registered debt represents the same debt as the outstanding debt. Both the outstanding debt and the registered debt are governed by the same indenture.

Aggregate Amount..........  $500,000,000 principal amount of 5.375% Notes due
                            2001, $600,000,000 principal amount of 5.750% Notes
                            due 2005, $200,000,000 principal amount of 5.875%
                            Notes due 2008, $500,000,000 principal amount of 6.500% Debentures due 2018, and $700,000,000 principal amount of 6.600% Debentures due 2028.

Interest..................  Interest will accrue on the registered debt from the date of initial issuance and will be payable on June 1 and December 1 of each year, beginning June 1, 2000. Holders of registered debt will receive interest on June 1, 2000 from the date of initial issuance of the registered debt, plus an amount equal to the accrued, but unpaid, interest on the outstanding debt.

Ranking...................  The registered debt will be senior unsecured obligations of Monsanto and will rank equally with all other senior unsecured and unsubordinated indebtedness of Monsanto.

Optional Redemption.......  The Notes due 2001 are not redeemable prior to maturity. The other series of registered debt will be redeemable as a whole or in part, at the option of Monsanto, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the registered debt to be redeemed or (2) the sum of the present values of the remaining scheduled principal and interest payments discounted, on a semiannual basis, at a rate equal to the sum of the applicable Treasury Rate (as defined herein) and 15 basis points for the Notes due 2005, 20 basis points for the Notes due 2008 and the Debentures due 2018, and 25 basis points for the Debentures due 2028, plus, in each case, accrued interest to the date of redemption.

Sinking Fund..............  None.

Use of Proceeds...........  Monsanto will not receive any cash proceeds in the exchange offer.

Form of the Registered
 Debt.....................  The registered debt will be represented by one or more permanent global securities in bearer form deposited with The Bank of New York, as book-entry depositary, for the benefit of DTC. You will not receive notes or debentures in registered form unless one of the events set forth under the heading "Description of the Registered Debt--Global Securities" and "--Certificated Securities" occurs. Instead, beneficial interests in the registered debt will be shown on, and transfers of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Absence of a Public
 Market for the
 Registered Debt..........  Monsanto does not intend to apply for a listing of the registered debt on any securities exchange. The initial purchasers of the outstanding debt have advised Monsanto that they currently intend to make a market in the registered debt following the exchange offer, but they are not obligated to do so, and any market-making may be stopped at any time without notice. Monsanto does not know if an active public market for the registered notes and debentures will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the registered notes and debentures may be adversely affected. Monsanto cannot make any assurances regarding the liquidity of the market for such registered debt, the ability of holders to sell their registered debt or the price at which holders may sell their registered debt.

   For additional information regarding the registered debt, see "Description of the Registered Debt."

                                Other Offerings

   In addition to the Monsanto's private placement of the outstanding debt, in November 1998 Monsanto completed offerings of common stock and adjustable conversion-rate equity security units that resulted in aggregate net proceeds, after deducting estimated expenses, of approximately $1.64 billion. This prospectus relates only to the offering of registered debt and no other securities.

                                  RISK FACTORS

   Before making a decision to exchange your notes and debentures in the exchange offer, you should consider, in addition to the information with respect to Monsanto and its business contained in this prospectus or incorporated in this prospectus by reference, the following risk factors relating to the exchange offer.

               Risks Specifically Relating to the Exchange Offer

Failure to Exchange Outstanding Debt for Registered Debt Limits Your Ability to Sell or Transfer the Notes and Debentures

   Monsanto did not register the outstanding debt under the Securities Act or any state securities laws, nor does it intend to after the exchange offer. As a result, the outstanding debt may only be transferred in limited circumstances under the securities laws. If the holders of the outstanding debt who are eligible to participate in the exchange offer do not exchange their notes and debentures in the exchange offer, they lose their right to have the outstanding debt registered under the Securities Act. A holder of outstanding debt after the exchange offer may be unable to sell the notes and debentures.

Lack of Public Market for Registered Debt May Limit its Liquidity

   Monsanto does not intend to apply for a listing of the registered debt on any securities exchange. The initial purchasers of the outstanding debt have advised Monsanto that they currently intend to make a market in the registered debt following the exchange offer, but they are not obligated to do so, and they may stop any market-making at any time without notice. Monsanto does not know if an active public market for the registered debt will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the registered debt may be adversely affected. Monsanto cannot make any assurances regarding the liquidity of the market for the registered debt, the ability of holders to sell their registered debt or the price at which holders may sell their registered debt.

Your Failure to Properly Tender Your Outstanding Debt May Forfeit Your Opportunity to Exchange it for Registered Debt

   Monsanto will issue registered debt in exchange for the outstanding debt pursuant to the exchange offer only after it timely receives the outstanding debt, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the outstanding debt desiring to tender such securities in exchange for registered debt should allow enough time to ensure timely delivery to the exchange agent. Monsanto has no duty to give notice of defects or irregularities with respect to the tenders of outstanding debt for exchange. Outstanding debt that is not tendered or is tendered but not accepted will, after the consummation of the exchange offer, continue to be subject to the existing transfer restrictions. In addition, upon consummation of the exchange offer, certain registration rights will terminate.

   In addition, any holder of outstanding debt who tenders in the exchange offer for the purpose of participating in a distribution of the registered debt may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each participating broker-dealer that receives registered debt for its own account in exchange for outstanding debt, where such outstanding debt was acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the registered debt. See "Plan of Distribution." To the extent that outstanding debt is tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding debt could be adversely affected.

The Internal Revenue Service could successfully assert that the Registered Debt has original issue discount

   Although Monsanto intends to take the position that the liquidated damages paid on the outstanding debt constitute a separate payment of damages pursuant to the registration rights agreement, the IRS could successfully assert that the liquidated damages instead are a payment on the outstanding debt and, consequently, the registered debt (as a continuation of the outstanding debt for federal income tax purposes). If the IRS were successful in this assertion, then the outstanding debt would be treated as a "contingent payment debt instrument" that was issued with original issue discount on the date liquidated damages began to accrue. In such case, the registered debt also would be treated as having this original issue discount as a continuation of the outstanding debt for federal income tax purposes. Such conclusion would affect the timing of the inclusion of interest income by holders of registered debt, regardless of their method of tax accounting and may affect the character of gain or loss recognized by holders of outstanding debt.

                Risks Generally Relating to Monsanto's Business

Monsanto's Significant Financial Requirements Could Hinder its Ability to Innovate, Introduce and Distribute New Products

   Monsanto has committed significant financial resources to finance its recent acquisitions. In addition, Monsanto requires financial resources to fund the research, development and product launch of Monsanto's technological innovations. Monsanto's inability to fund these activities could hinder its ability to innovate, introduce and distribute new products.

The Value of Monsanto's Intellectual Property Rights Could be Diminished

   Monsanto's patents and trademarks are materially important to the operation of its business. Monsanto relies on patent and trademark laws worldwide to protect its intellectual property rights. Even so,

  . there is uncertainty about the value of patent protection in certain countries outside the United States;

  . competitors may patent technologies before Monsanto and thus render Monsanto's technology less valuable;

  . Monsanto's products may unknowingly rely on others' technology and thus require Monsanto to obtain licenses from its competitors; and

  . some of Monsanto's intellectual property rights are the subject of litigation.

Monsanto Derives a Substantial Portion of its Revenues from Foreign Markets Which Subjects Monsanto to Foreign Economic Risks

   Approximately 45% of Monsanto's 1998 revenues resulted from sales of its products outside the United States. Declines in these foreign economies could result in a decline in sales of Monsanto's products overseas if Monsanto's products were to become too expensive to buy in foreign local currencies. Monsanto also faces the foreign risk of

  .  changes in currency exchange rates;

  .  changes in political or economic conditions;

  .  trade protection measures;

  .  import or export licensing requirements; and

  .  unexpected changes in regulatory requirements.

Monsanto's Inability to Forge Future Alliances to Co-promote and Co-distribute its Products Could Limit its Ability to Quickly Commercialize, Distribute and Market its New Products

   Monsanto partly relies upon strategic alliances and joint ventures through which Monsanto and third parties co-promote and co-distribute Monsanto's products. These arrangements help Monsanto speed the development and commercialization of its new products and assist in their distribution and marketing. Monsanto cannot guarantee that it will succeed in forging future alliances or joint ventures with third parties. Monsanto's failure to do so could limit its ability to quickly commercialize, distribute and market its new products.

Monsanto's Restructuring Plan Could Interrupt its Business

   Monsanto's plan to restructure its business includes eliminating a number of employment positions and selling some non-strategic assets. The success of such restructuring inherently is uncertain. For example, Monsanto may be unable to successfully negotiate acceptable prices for the sales of its assets. In addition, such restructuring could temporarily interrupt Monsanto's business or cause its business to lose momentum.

Monsanto May Face Delays and Increased Costs in Implementing its Year 2000 Readiness Program

   Monsanto cannot guarantee that its estimates for completing its Year 2000 Program will be achieved on time. Monsanto may face delays and increased costs in implementing this program due to

  .  the availability and cost of experts in this area;

  . the ability to locate and correct all relevant computer code and embedded systems; and

  . the success of similar programs conducted by suppliers and other third parties.

    Risks Specifically Relating to Monsanto's Agricultural Products Business

Generic Competition for Roundup(R) Herbicides Could Affect Sales

   The family of Roundup(R) herbicides is a major product line for Monsanto's agricultural products business. These herbicides are likely to face increasing competition from generic products. Foreign patents protecting Roundup(R) herbicides have expired in most countries and a major U.S. patent expires in September 2000.

Delays in Winning Government and Consumer Acceptance Could Delay the Commercial Success of Biotech Products

   The commercial success of Monsanto's biotech agricultural and food products depends on government and consumer acceptance. Claims that genetically-modified plant products are unsafe or pose unknown risks may negatively influence public attitudes about these products. Negative government or public attitudes could hinder Monsanto's ability to sell these products in foreign markets or the ability of farmers to sell crops grown from Monsanto's products. As a result, such factors could delay the commercial success of Monsanto's biotech products.

Competition in Biotechnology Research Could Render Monsanto's Products Less Competitive

   Several companies already engage in plant biotechnology research. Some of these companies have greater financial, technical and marketing resources than Monsanto. Competition may intensify as other companies enter the market. The ability to be first to market a new product can create a significant competitive advantage. As a result, technological advances by others could render Monsanto's products less competitive.

Monsanto's Integration of Recent Acquisitions will be Dilutive to its Financial Results and Monsanto's Failure to Successfully Integrate these Acquisitions Could Further Affect its Financial Results

   Monsanto's recent acquisitions of DEKALB Genetics Corp., Plant Breeding International Cambridge and specific international seed operations of Cargill Inc. will significantly dilute Monsanto's financial results in the short term. In the long term, Monsanto must integrate these acquired companies into its business if it is to realize projected synergies and provide the distribution channels needed to quickly and efficiently launch new products. This process of integration could temporarily interrupt Monsanto's business or cause it to lose momentum.

   Monsanto's agricultural products business is highly seasonal. It is subject to weather conditions and natural disasters that affect commodity prices, seed yields, and decisions by growers regarding purchases of seed and herbicides. Commodity prices for several crops have decreased significantly. These lower commodity prices affect growers' decisions about the types and amounts of crops to plant and may negatively influence sales of Monsanto's herbicide and seed products. Monsanto can give no assurance that this trend will not continue.

       Risks Specifically Relating to Monsanto's Pharmaceuticals Business

Pharmaceuticals Businesses Have Many Inherent Risks Which Could Delay Monsanto's Commercialization of New Products

   Pharmaceutical research and development is subject to inherent uncertainty, difficulties and delays. These include, but are not limited to, successful completion of clinical trials and the ability to obtain regulatory approval for the compounds worldwide. Monsanto's failure to receive government approvals as anticipated could preclude or substantially delay commercialization of products currently in research and development programs.

Monsanto's Inability to Commercialize New Products and Expand the Use of Old Products Could Diminish the Success of its Pharmaceuticals Business

   The long-term success of Monsanto's pharmaceuticals business largely depends on Monsanto's ability to commercialize new products and expand the use of existing products. This involves substantial funding of research and development programs and incurring new product launch expenses. Monsanto's failure to fund such expenses could limit its ability to commercialize new products or expand the use of existing products. Monsanto cannot guarantee that anticipated product test results will materialize or that newly-marketed pharmaceutical products will be commercially successful.

Pharmaceuticals Businesses May Face Potential Product Liability Lawsuits and Associated Adverse Publicity Which Could Lead to Recalls, Withdrawals or Declining Sales for Monsanto's Pharmaceuticals Products

   The sale of pharmaceutical products always involves a risk of product liability claims and associated adverse publicity. Substantial damage awards for injuries allegedly caused by the use of pharmaceutical products have been made against other companies in past years. In addition, unexpected safety or efficacy concerns can arise with respect to marketed products. Whether or not they are scientifically justified, such concerns could lead to recalls, withdrawals, or declining sales for Monsanto's pharmaceuticals products.

Competition in Monsanto's Pharmaceuticals Product Research Could Reduce Sales

   Many of Monsanto's pharmaceutical competitors have greater research, financial, marketing and other resources than Monsanto. Some of Monsanto's trademarked pharmaceutical products also face increasing pressures from producers of lower-priced generic products and from new products entering the marketplace. As Monsanto introduces new products intended for use in the treatment of the same conditions as existing Monsanto products, sales of such existing Monsanto products may suffer.

Downward Pricing Pressures Could Affect the Profitability of Pharmaceutical Products

   Managed care groups, health care organizations and government agencies worldwide actively seek discounts and lower prices on pharmaceutical products. Monsanto may be unable to negotiate prices for its products which simultaneously provide overall economic benefits to health care providers and allow Monsanto to maintain profits at acceptable levels.

                                USE OF PROCEEDS

   Monsanto will not receive any proceeds from the exchange offer. In consideration for issuing the registered debt, Monsanto will receive in exchange outstanding debt of like principal amount, the terms of which are identical in all material respects to the registered debt. The outstanding debt surrendered in exchange for registered debt will be retired and canceled and cannot be reissued. Accordingly, issuance of the registered debt will not result in any increase in Monsanto's indebtedness. Monsanto has agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

   The net proceeds to Monsanto from the sale of the outstanding debt, after deducting expenses, was approximately $2.475 billion. Monsanto used such net proceeds to finance or refinance seed company acquisitions, including to refinance its outstanding commercial paper as it became due, and for working capital purposes.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

   Simultaneously with the sale of the outstanding debt, Monsanto entered into a registration rights agreement with Salomon Smith Barney Inc. and Goldman, Sachs & Co., the initial purchasers of the outstanding debt. Under this registration rights agreement, Monsanto agreed to file a registration statement regarding the exchange of the outstanding debt for registered notes and debentures with terms identical in all material respects. Monsanto also agreed to use its reasonable best efforts to cause that registration statement to become effective with the Securities and Exchange Commission. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   Monsanto is conducting the exchange offer to satisfy its contractual obligations under the registration rights agreement. The form and terms of the registered debt are the same as the form and terms of the outstanding debt, except that the registered debt will be registered under the Securities Act, and holders of the registered debt will not be entitled to liquidated damages. The registration rights agreement requires Monsanto to pay liquidated damages to holders of the outstanding debt from June 8, 1999 until it consummates the exchange offer. See "Description of the Registered Debt--Registration Rights; Liquidated Damages" for more information on liquidated damages. Upon the completion of the exchange offer, holders of outstanding debt will not be entitled to any liquidated damages on the outstanding debt or any further registration rights under the registration rights agreement, except under limited circumstances. The exchange offer is not extended to outstanding debt holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

   In the event that (1) applicable interpretations of the SEC's staff do not permit Monsanto to conduct the exchange offer, or (2) certain holders of the outstanding debt notify Monsanto that they are not eligible to participate in, or would not receive freely tradeable registered debt in exchange for tendered outstanding debt in, the exchange offer, Monsanto will use its reasonable efforts to cause to become effective a shelf registration statement with respect to the resale of the outstanding debt.

   Monsanto also agreed to use its reasonable efforts to keep the shelf registration statement effective until the earlier of (1) two years after the date of the issuance of the outstanding debt, unless Rule 144(k) is amended to provide a shorter restrictive period, or (2) such time as when all the securities covered by the shelf registration statement have been sold.

   The term "holder" as used in this section of the prospectus entitled "The Exchange Offer" means (1) any person in whose name the outstanding debt is registered on Monsanto's books, or (2) any other person who has obtained a properly completed bond power from the registered holder, or (3) any person whose outstanding debt is held of record by qDTC and who wants to deliver such outstanding debt by book-entry transfer at DTC.

Terms of the Exchange Offer

   Monsanto is offering to exchange up to $2,500,000,000 total principal amount of registered debt for a like total principal amount of outstanding debt. The outstanding debt must be tendered properly on or before the expiration date of the exchange offer and not withdrawn. In exchange for outstanding debt properly tendered and accepted, Monsanto will issue a like total principal amount of up to $2,500,000,000 in registered debt.

   The exchange offer is not conditioned upon holders tendering a minimum principal amount of outstanding debt. As of the date of this prospectus, $2,500,000,000 aggregate principal amount of outstanding debt is outstanding.

   Holders of the outstanding debt do not have any appraisal or dissenters' rights in the exchange offer. If holders do not tender outstanding debt or tender outstanding debt that Monsanto does not accept, their outstanding debt will remain outstanding. Any outstanding debt will be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

   After the expiration date of the exchange offer, Monsanto will return to the holder any tendered outstanding debt that Monsanto did not accept for exchange due to, among other things, an invalid tender.

   Holders exchanging outstanding debt will not have to pay brokerage commissions or fees or transfer taxes if they follow the instructions in the letter of transmittal. Monsanto will pay the charges and expenses, other than certain taxes described below, in the exchange offer. See "--Fees and Expenses" for further information regarding fees and expenses.

   Neither Monsanto nor Monsanto's board of directors recommends that you tender or not tender your outstanding debt in the exchange offer. In addition, Monsanto has not authorized anyone to make any recommendation. You must decide whether to tender your outstanding debt in the exchange offer and, if so, the aggregate amount of such outstanding debt to tender.

   As used in this prospectus, the "expiration date" of the exchange offer is 5:00 p.m., New York City time, on March 16, 2000, unless Monsanto, in its sole discretion, extends the exchange offer to allow additional tenders of outstanding debt. The registration rights agreement requires Monsanto to keep the exchange offer open for at least thirty days. Because Monsanto did not consummate the exchange offer by July 22, 1999, the registration rights agreement requires Monsanto to pay liquidated damages to the holders of outstanding debt until it consummates the exchange offer. Consequently, Monsanto does not expect to extend the exchange offer past the expiration date but may do so to permit additional holders to exchange their outstanding debt.

   Monsanto has the right, in accordance with applicable law, at any time:

  .  to delay the acceptance of the outstanding debt;

  . to terminate the exchange offer if Monsanto determines that any of the conditions to the exchange offer have not occurred or have not been satisfied;

  . to extend the expiration date of the exchange offer to, among other things, update its disclosure and keep all outstanding debt tendered other than those outstanding notes and debentures properly withdrawn; and

  .  to waive any condition or amend the terms of the exchange offer.

   If Monsanto materially changes the exchange offer, or if Monsanto waives a material condition of the exchange offer, Monsanto will promptly distribute a prospectus supplement to the holders of the outstanding debt disclosing the change or waiver. Monsanto also will extend the exchange offer as required by Rule 14e-1 under the Securities Exchange Act of 1934.

   If Monsanto exercises any of the rights listed above, it will promptly give oral or written notice of the action to the exchange agent and will issue a release to an appropriate news agency. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Acceptance for Exchange and Issuance of Registered Debt

   Monsanto will issue registered debt to the exchange agent for outstanding debt tendered and accepted, and not withdrawn, promptly on or after the expiration date. The exchange agent might not deliver the registered debt to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

   Monsanto will be deemed to have exchanged outstanding debt validly tendered and not withdrawn when Monsanto gives oral or written notice to the exchange agent of their acceptance. The exchange agent is an agent for Monsanto for purposes of receiving tenders of outstanding debt, letters of transmittal and related documents. The exchange agent also is an agent for tendering holders for purposes of receiving outstanding debt, letters of transmittal and related documents and transmitting registered debt to validly tendering holders. If for any reason, Monsanto (1) delays the acceptance or exchange of any outstanding debt; (2) extends the exchange offer; or (3) is unable to accept or exchange outstanding debt, then the exchange agent may, on behalf of Monsanto, and subject to Rule 14e-1(c) under the Exchange Act, retain tendered notes and debentures. Tendered notes and debentures retained by the exchange agent may not be withdrawn, except according to the withdrawal procedures outlined in the section entitled "--Withdrawal Rights" below.

   In tendering outstanding debt, you must warrant in the letter of transmittal or in an "Agent's Message", as described below, that:

  . you have full power and authority to tender, exchange, sell, assign and transfer your outstanding debt;

  . Monsanto will acquire good, marketable and unencumbered title to the tendered outstanding debt, free and clear of all liens, restrictions, charges and other encumbrances; and

  . the outstanding debt tendered for exchange is not subject to any adverse claims or proxies.

   You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by Monsanto or the exchange agent to complete the exchange, sale, assignment, and transfer of the outstanding debt and that you will comply with your obligations under the registration rights agreement.

Procedures for Tendering Outstanding Debt

 Valid Tender

   You may tender your outstanding debt by book-entry transfer or, if you hold certificated securities, by other means, as described below. For book-entry transfer, you must deliver to the exchange agent either (1) a completed and signed letter of transmittal or (2) an "agent's message". An agent's message means a message, transmitted by DTC to and received by the exchange agent which forms part of a confirmation of a book-entry transfer of outstanding debt into the exchange agent's account at DTC. The agent's message states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that Monsanto may enforce the letter of transmittal against such participant.

   You must deliver your letter of transmittal or the agent's message by mail, facsimile, hand delivery or overnight carrier to the exchange agent on or before the expiration date. In addition, to complete a book-entry transfer, you must also either (1) have DTC transfer the outstanding debt into the exchange agent's account at DTC using the ATOP procedures for transfer, and obtain a confirmation of such transfer, or (2) follow the guaranteed delivery procedures described below under "--Guaranteed Delivery Procedures."

   If you tender less than all of your outstanding debt, you should fill in the principal amount of notes and debentures tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, Monsanto will assume you are tendering all outstanding debt that you hold.

   For tendering your outstanding debt other than by book-entry transfer, you must deliver a completed and signed letter of transmittal to the exchange agent. Again, you must deliver the letter of transmittal by mail, facsimile, hand delivery or overnight carrier to the exchange agent on or before the expiration date. In addition, to complete a valid tender you must either (1) deliver your outstanding debt to the exchange agent on or before the expiration date, or (2) follow the guaranteed delivery procedures set forth below under "--Guaranteed Delivery Procedures."

   Delivery of required documents by whatever method you choose is at your sole risk. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery of such documents to the exchange agent. If delivery is made by mail, then registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, you should allow sufficient time to ensure timely delivery.

 Signature Guarantees

   You do not need to endorse certificates for the outstanding debt or provide signature guarantees on the letter of transmittal, unless (1) someone other than the registered holder tenders the certificate or (2) you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (1) or (2) above, you must sign your outstanding debt or provide a properly executed bond power, with the signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution."

   An "eligible guarantor institution" includes: (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a securities transfer association.

 Guaranteed Delivery

   If you want to tender your outstanding debt in the exchange offer and (1) the certificates for the outstanding debt are not immediately available or all required documents are unlikely to reach the exchange agent on or before the expiration date, or (2) a book-entry transfer cannot be completed in time, you may tender your outstanding debt if you comply with the following guaranteed delivery procedures:

     (a) you tender through an eligible guarantor institution;

     (b) you deliver a properly completed and signed notice of guaranteed delivery, like the form provided with the letter of transmittal, to the exchange agent on or before the expiration date; and

     (c) you deliver the certificates or a confirmation of book-entry transfer and a properly completed and signed letter of transmittal to the exchange agent within three New York Stock Exchange trading days after the notice of guaranteed delivery is executed.

   You may deliver the notice of guaranteed delivery by hand, facsimile or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form described in the notice.

   Monsanto's acceptance of properly tendered outstanding debt is a binding agreement between the tendering holder and Monsanto upon the terms and subject to the conditions of the exchange offer.

 Determination of Validity

   Monsanto will resolve all questions regarding the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered outstanding debt. Monsanto's resolution of these questions and Monsanto's interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, are final and binding on all parties. A tender of outstanding debt is invalid until all irregularities have been cured or waived. None of Monsanto, any of its affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in tenders nor will they be liable for failing to give any such notice. Monsanto reserves the absolute right, in its sole and absolute discretion, to reject any tenders determined to be in improper form or unlawful. Monsanto also reserves the absolute right to waive any of the conditions of the exchange offer or any condition or irregularity in the tender of outstanding debt by any holder. Monsanto need not waive similar conditions or irregularities in the case of other holders.

   If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate that capacity when signing. In addition, unless waived by Monsanto, the person must submit proper evidence satisfactory to Monsanto, in its sole discretion, of his or her authority to so act.

   A beneficial owner of outstanding debt that is held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian should contact that entity promptly if the holder wants to participate in the exchange offer.

Resales of Registered Debt

   Monsanto is exchanging the outstanding debt for registered debt based upon the position of the SEC's staff, set forth in interpretive letters to third parties in other similar transactions. Monsanto will not seek its own interpretive letter. As a result, Monsanto cannot assure you that the SEC's staff will take the same position on this exchange offer as it did in interpretive letters to other parties. Based on the SEC's staff's letters to other parties, Monsanto believes that holders of registered debt, other than broker-dealers, can offer the registered notes and debentures for resale, resell and otherwise transfer such registered debt without delivering a prospectus to prospective purchasers, other than as described below.

   Any holder of outstanding debt who is an "affiliate" of Monsanto or who intends to distribute registered debt, or any broker-dealer who purchased outstanding debt from Monsanto for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

  . cannot rely on the SEC's staff's interpretations in the above-mentioned interpretive letters;

  .  cannot tender outstanding debt in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the outstanding debt, unless the sale is exempt.

   In addition, if any broker-dealer acquired outstanding debt for its own account as a result of market-making or other trading activities and exchanges such outstanding debt for registered debt, such broker-dealer must deliver a prospectus with any resales of its registered debt.

   If you want to exchange your outstanding debt for registered debt, you will be required to affirm that:

  .  you are not an "affiliate" of Monsanto;

  . you are acquiring the registered debt in the ordinary course of your business;

  . you have no arrangement or understanding with any person to participate in a "distribution", within the meaning of the Securities Act, of the registered debt; and

  . if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a "distribution", within the meaning of the Securities Act, of the registered debt.

   In addition, Monsanto may require you to provide information regarding the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, of the outstanding debt. Each broker-dealer that receives registered debt for its own account must acknowledge that it acquired its outstanding debt for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such registered debt. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the SEC's staff's position in certain interpretive letters, Monsanto believes that broker-dealers who acquired outstanding debt for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the registered debt with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy such requirements. Monsanto has agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the 180th day following such expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for more information. A broker-dealer intending to use this prospectus in the resale of registered debt must notify Monsanto, on or prior to the expiration date, that it is a participating broker-dealer. This notice may be given in the letter of transmittal or may be delivered to the exchange agent. Any participating broker-dealer who is an "affiliate" of Monsanto may not rely on the SEC's staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling its registered debt.

   Monsanto agrees to advise holders of, among other things:

  . any SEC request for amendments or supplements to the registration statement or this prospectus or for additional information;

  . the SEC's issuance of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and

  . Monsanto's receipt of any notification with respect to the suspension of the qualification of the registered debt in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

   Upon the occurrence of any of these events, Monsanto agrees to notify the holders, if applicable, to suspend use of this prospectus and Monsanto shall prepare, using its reasonable efforts to do so as soon as possible, a post-effective amendment to the registration statement or an amendment or supplement to this prospectus or file any other required document so that, as thereafter delivered to purchasers of the registered debt, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements herein, in the light of the circumstances under which they were made, not misleading. The holders, if applicable, agree that they shall suspend use of this prospectus until Monsanto has amended or supplemented the prospectus so that it does not contain any such untrue statement or omission.

Withdrawal Rights

   You can withdraw tenders of outstanding debt at any time on or before the expiration date of the exchange offer.

   For a withdrawal to be effective, you must deliver a written or facsimile transmission of a "notice of withdrawal" to the exchange agent on or before the expiration date. The notice of withdrawal must specify the name of the person tendering the outstanding debt to be withdrawn, the total principal amount of outstanding debt withdrawn, and the name of the registered holder of the outstanding debt if it is different from the name of the person tendering the outstanding debt. If you delivered outstanding debt to the exchange agent, you must submit the serial numbers of the outstanding debt to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of outstanding debt tendered for the account of an eligible guarantor institution. If you tendered outstanding debt as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding debt and you must deliver the notice of withdrawal to the exchange agent by written, telegraphic, telex or facsimile transmission. You may not rescind withdrawals of tender. Outstanding debt properly withdrawn may again be tendered at any time on or before the expiration date.

   Monsanto will determine all questions regarding the validity, form and eligibility of withdrawal notices. Monsanto's determination will be final and binding on all parties. None of Monsanto, any of its affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice. Withdrawn outstanding debt will be returned to the holder after withdrawal.

Interest on Registered Debt

   The registered debt will bear interest at the respective rates per year that appear on the cover page of this prospectus, payable semi-annually, on June 1 and December 1 of each year, commencing June 1, 2000. Holders of registered debt will receive interest on June 1, 2000 from the date of initial issuance of the registered debt, plus an amount equal to the accrued, but unpaid, interest on the outstanding debt. Interest on the outstanding debt accepted for exchange will cease to accrue upon issuance of the registered debt.

Conditions to the Exchange Offer

   Monsanto need not exchange any outstanding debt, may terminate the exchange offer or may waive any conditions to the exchange offer or amend the exchange offer, if any of the following conditions have occurred:

  . the SEC's staff no longer allows the registered debt to be offered for resale, resold and otherwise transferred by certain holders without compliance with the registration and prospectus delivery provisions of the Securities Act;

  . a governmental body passes any law, statute, rule or regulation which, in Monsanto's opinion, prohibits or prevents the exchange offer;

  . the SEC or any state securities authority issues a stop order suspending the effectiveness of the registration statement or initiates or threatens to initiate a proceeding to suspend the effectiveness of the registration statement; or

  . Monsanto is unable to obtain any governmental approval that Monsanto believes is necessary to complete the exchange offer.

   If Monsanto reasonably believes that any of the above conditions has occurred, it may (1) terminate the exchange offer, whether or not any outstanding debt has been accepted for exchange, (2) waive any condition to the exchange offer or (3) amend the terms of the exchange offer in any respect. Monsanto's failure at any time to exercise any of these rights will not waive such rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. However, Monsanto does not intend to terminate the exchange offer if none of the preceding conditions has occurred.

Exchange Agent

   Monsanto appointed The Bank of New York as exchange agent for the exchange offer. Holders should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent addressed as follows:

    By Registered or Certified Mail:         By Hand Or Overnight Delivery:
          The Bank of New York                    The Bank of New York
           101 Barclay Street                      101 Barclay Street
        New York, New York 10286            Corporate Trust Services Window
                REORG-7E                              Ground Level
      Attention: Carolle Montreuil              New York, New York 10286
                                              Attention: Carolle Montreuil

                             Confirm by Telephone:
                               Carolle Montreuil
                                 (212) 815-5788

                            Facsimile Transmissions:
                     (Eligible Guarantor Institutions Only)
                                 (212) 815-6339

   If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

   Monsanto will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. Monsanto will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for sending copies of this prospectus and related documents to holders of outstanding debt, and in handling or tendering for their customers.

   Monsanto will pay the transfer taxes for the exchange of the outstanding debt in the exchange offer. If, however, exchange debt is delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than for the exchange of outstanding debt in the exchange offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of taxes or exemption from taxes with the letter of transmittal, the taxes will be billed directly to the tendering holder.

   Monsanto will not make any payment to brokers, dealers or other nominees soliciting acceptances in the exchange offer.

Accounting Treatment

   The registered debt will be recorded at the same carrying value as the outstanding debt. Accordingly, Monsanto will not recognize any gain or loss for accounting purposes. Monsanto intends to amortize the expenses of the exchange offer and issuance of the outstanding debt over the respective terms of each series of the registered debt.

                       DESCRIPTION OF THE REGISTERED DEBT

   The outstanding debt was, and the registered debt will be, issued pursuant to an indenture, dated as of December 1, 1998, between Monsanto and The Bank of New York, as trustee. A copy of the indenture has been filed as an exhibit to Monsanto's Current Report on Form 8-K filed with the SEC on December 14, 1998 and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The terms of the registered debt are the same as the terms of the outstanding debt, except that (1) Monsanto registered the registered debt under the Securities Act, and, unlike the outstanding debt, its transfer is not restricted and (2) holders of the registered debt are not entitled to certain rights under the registration rights agreement.

   Because this section of the prospectus merely summarizes the terms of the registered debt, you should read the indenture and the relevant portions of the Trust Indenture Act of 1939 for more complete information regarding the terms of the registered debt, including the definition of certain terms used in this section. Copies of the indenture and registration rights agreement can be obtained by following the instructions contained in this prospectus under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

General

   The registered debt will have the following terms:

                                           Principal   Interest
                                             Amount      Rate    Maturity Date
                                          ------------ -------- ----------------
      Notes due 2001..................... $500,000,000  5.375%  December 1, 2001
      Notes due 2005..................... $600,000,000  5.750%  December 1, 2005
      Notes due 2008..................... $200,000,000  5.875%  December 1, 2008
      Debentures due 2018................ $500,000,000  6.500%  December 1, 2018
      Debentures due 2028................ $700,000,000  6.600%  December 1, 2028

   The registered debt consists of five separate series for purposes of the indenture. The registered debt will be Monsanto's senior unsecured obligations. Payment of the principal of and interest on the registered debt will rank equally with all other senior unsecured debt of Monsanto. Certain series of the registered debt may be redeemable in whole or in part at any time at Monsanto's option. See "--Optional Redemption." The registered debt will not be entitled to the benefit of any mandatory redemption or sinking fund. The indenture does not limit the amount of additional indebtedness Monsanto or any of its subsidiaries may incur. The indenture does not limit the amount of debt securities that Monsanto may issue thereunder and provides that such debt securities may be issued from time to time in one or more series. As of the date of this prospectus, no debt securities, other than the outstanding debt described in this prospectus, were outstanding under the indenture.

   The registered debt will bear interest at the respective rates per year that appear on the cover page of this prospectus and such interest will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2000, to the persons in whose names the registered debt is registered at the close of business on the immediately preceding May 15 and November 15, respectively. Holders of registered debt will receive interest on June 1, 2000 from the date of initial issuance of the registered debt, plus an amount equal to the accrued, but unpaid, interest on the outstanding debt. Interest on the registered debt will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Principal of, premium, if any, and interest on the registered debt will be payable, and the transfer of registered debt will be registrable, at the office or agency of Monsanto to be maintained for such purpose in the Borough of Manhattan, The City of New York, except that, at Monsanto's option, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the registered debt register.

   Interest on the registered debt will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which principal, premium, if any, or interest is payable on the registered debt is not a business day (as defined in the indenture), then payment of the principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a business day. Such payment will be made without any interest or other payment in respect of any such delay. The registered debt will be issued initially in minimum denominations of $100,000 and will be available for purchase in integral multiples of $1,000 in excess thereof.

Optional Redemption

 Redemption Provisions.

   The Notes due 2001 are not redeemable prior to maturity. The other series of registered debt will be redeemable, as a whole or in part, at Monsanto's option, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of registered debt. The redemption prices will be equal to the greater of (1) 100% of the principal amount of the registered debt to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted, on a semiannual basis which assumes a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus (a) 15 basis points for the Notes due 2005, (b) 20 basis points for the Notes due 2008 and the Debentures due 2018 and (c) 25 basis points for the Debentures due 2028, plus, in each case, accrued interest to the date of redemption.

   On and after the redemption date, interest will cease to accrue on the registered debt or any portion of the registered debt called for redemption (unless Monsanto defaults in the payment of the redemption price and accrued interest). On or before the redemption date, Monsanto will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the registered debt to be redeemed on such date. If less than all of the registered debt of any series are to be redeemed, the registered debt to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

 Certain Definitions.

   "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

   "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes due 2005, the Notes due 2008, the Debentures due 2018 or the Debentures due 2028, as the case may be, to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of registered debt. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by Monsanto.

   "Comparable Treasury Price" means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

   "Reference Treasury Dealer" means each of Salomon Smith Barney Inc. and Goldman, Sachs & Co. and their respective successors. If any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), Monsanto shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

   "Remaining Scheduled Payments" means, with respect to registered debt to be redeemed, the remaining scheduled payments of principal of and interest on such registered debt that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such registered debt, the amount of the next succeeding scheduled interest payment on such registered debt will be reduced by the amount of interest accrued on such registered debt to such redemption date.

Certain Covenants

   Restriction on Liens. The indenture provides that Monsanto will not, nor will it permit a Restricted Subsidiary to, secure indebtedness for money borrowed by placing a lien on any Operating Property owned or leased by Monsanto or any Restricted Subsidiary or on any shares of stock or debt of any Restricted Subsidiary without equally and ratably securing the registered debt, unless (1) the principal amount of such indebtedness plus (2) the Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions the proceeds of which are applied as provided under the second bullet point of the following paragraph) does not exceed 10% of the Consolidated Net Assets of Monsanto and its consolidated subsidiaries.

   This restriction will not apply to, and there shall be excluded in computing secured indebtedness for purposes of this restriction, certain permitted liens, including:

  .  liens existing as of the date of the indenture;

  .  liens existing at the time any corporation becomes a Restricted
     Subsidiary;

  . liens on property existing at the time of acquisition and certain purchase money or similar liens;

  . liens to secure certain development, operation, construction, alteration, repair or improvement costs;

  . liens securing indebtedness owing to Monsanto or another Restricted Subsidiary by a Restricted Subsidiary;

  . liens in connection with either government contracts, including the assignment of moneys due or to become due thereon or obligations issued by a state or a commonwealth or certain other governmental entities;

  . certain liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

  . extensions, substitutions, replacements or renewals of the foregoing. (Section 1007)

   Restriction on Sale and Leaseback Transactions. The indenture further provides that Monsanto will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless either

   (1) the Attributable Debt in respect thereto and all other sale and leaseback transactions entered into after the date of the indenture (other than those the proceeds of which are applied to reduce indebtedness under (2) following), plus the aggregate amount of then outstanding secured indebtedness not otherwise permitted or excepted without equally and ratably securing the registered debt, does not exceed 10% of the Consolidated Net Assets of Monsanto and its consolidated subsidiaries, or

   (2) an amount equal to the fair value of the Operating Property leased is applied within 120 days to (a) the purchase of any asset or any interest in an asset which would qualify after purchase, as an Operating Property or (b) the retirement of the registered debt or other indebtedness maturing more than one year thereafter. (Section 1008)

 Certain Definitions.

   "Attributable Debt", in respect of the sale and leaseback transactions described above, means, as of the time of determination, the total obligation (discounted to present value at the rate per year equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with generally accepted accounting principles) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such sale and leaseback transaction. (Section 101)

   "Consolidated Net Assets" is the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities (excluding certain renewable or extendible indebtedness) as shown on the latest balance sheet of Monsanto and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles. (Section 101)

   An "Operating Property" is any real property or equipment located within the United States and used primarily for manufacturing by Monsanto or any of its Subsidiaries that has a net book value (after deduction of accumulated depreciation) in excess of 2.0% of Consolidated Net Assets, other than any such property or equipment

     (1) which is financed by obligations issued by a state, commonwealth, territory or possession of the United States of America, or any political subdivision or governmental authority of any of the foregoing, or

     (2) which, in the opinion of Monsanto's Board of Directors, is not of material importance to the total business conducted by Monsanto and its Restricted Subsidiaries taken as a whole. (Section 101)

   A "Restricted Subsidiary" is any Subsidiary of Monsanto that owns any Operating Property.

   A "Sale and Leaseback Transaction" is any arrangement with any bank, insurance company or other lender or investor (other than Monsanto or another Restricted Subsidiary) providing for the leasing by Monsanto or any Restricted Subsidiary of any Operating Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Operating Property by the lessee will be discontinued), which was or is owned or leased by Monsanto or a Restricted Subsidiary and which has been or is to be sold or transferred, more than 120 days after the acquisition or the completion of construction and commencement of full operation thereof, by Monsanto or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Operating Property.

No Special Protection in the Event of a Highly Leveraged Transaction

   Like the holders of Monsanto's other public debt securities, Holders of Debt Securities will have no special protection in the event of a highly leveraged transaction.

Events of Default

   An Event of Default with respect to any series of debt securities is defined in the indenture as:

  . default in payment of principal of or premium, if any, on any debt security of that series at Maturity;

  . default for 30 days in payment of interest on any debt security of that series;

  . default for 30 days in the deposit of any sinking fund payment when due in respect of that series;

  . failure by Monsanto in the performance of any other of the covenants or warranties in the indenture continued for 90 days after due notice by the trustee or by Holders of at least 25% in principal amount of the outstanding debt securities of that series;

  .  certain events of bankruptcy, insolvency or reorganization of Monsanto;
     and

  . any other Event of Default provided with respect to debt securities of that series. (Section 501)

   The indenture provides that, if any Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the Holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities (as defined in the indenture), such portion of the principal amount of such debt securities as may be specified in the terms thereof) of all debt securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the Holders of all debt securities of that series. (Sections 502 and 513)

   The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to debt securities of any series at the time outstanding, give to the Holders of the outstanding debt securities of that series notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of or premium, if any, or interest on any debt security of that series, or in the deposit of any sinking fund payment which is provided for, such notice shall not be given until 30 days after the occurrence of a default with respect to outstanding debt securities of such series. The term "default" with respect to any series of outstanding debt securities for the purpose only of this provision means the happening of any of the Events of Default specified in the indenture and relating to such series of outstanding debt securities, excluding any grace periods and irrespective of any notice requirements. (Section 602)

   The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of outstanding debt securities before proceeding to exercise any right or power under the indenture at the request of the Holders of such series of debt securities. (Section 603) The indenture provides that the Holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of such series provided that the trustee may decline to act if such direction is contrary to law or the indenture or would expose it to personal liability. (Section 512)

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

   Defeasance and Discharge. The terms of any series of debt securities will provide that Monsanto will be discharged from any and all obligations in respect of the debt securities of such series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal of, and premium, if any, and interest on, and any mandatory sinking fund payments applicable to, the debt securities of such series on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities. Such discharge may only occur if, among other things, Monsanto has delivered to the trustee an opinion of counsel to the effect that Monsanto has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to Holders of the debt securities of such series. (Article Thirteen)

   Defeasance of Certain Covenants. The terms of any series of debt securities will provide Monsanto with the option to omit to comply with certain restrictive covenants, including those described in Sections 801, 1007 and 1008 of the indenture. Monsanto, in order to exercise such option, will be required to deposit with the trustee money and/or U.S. Government Obligations, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest on, and mandatory sinking fund payments applicable to the debt securities of such series on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities. Monsanto will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. In the event Monsanto exercises this option and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations, as the case may be, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, Monsanto shall remain liable for such payments.

Modification of the Indenture and Waiver of Covenants

   The indenture contains provisions permitting Monsanto and the trustee, with the consent of the Holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the Holders of outstanding debt securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each outstanding debt security affected thereby:

  . change the stated maturity, or reduce the principal amount, the premium, if any, thereon or the rate of payment of interest thereon, of any debt security of any series;

  . reduce the aforesaid percentage of outstanding debt securities of any series, the consent of the Holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the indenture or certain defaults thereunder; or

  .  effect certain other changes. (Section 902)

   The indenture also permits Monsanto to omit compliance with certain covenants in the indenture with respect to debt securities of any series upon waiver by the Holders of a majority in principal amount of outstanding debt securities of such series.

Consolidation, Merger and Sale of Assets

   The indenture contains a provision permitting Monsanto, without the consent of the Holders of any of the outstanding debt securities under the indenture, to consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any person provided that:

  . the successor is a corporation organized under the laws of any domestic jurisdiction;

  . the successor corporation assumes Monsanto's obligations on the debt securities and under the indenture;

  . after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

  .  certain other conditions are met. (Sections 801 and 802)

Concerning the Trustee

   The Bank of New York is the trustee under the indenture. The trustee is one of a number of banks with which Monsanto and its subsidiaries maintain ordinary banking and trust relationships. The trustee also serves as trustee or paying agent under certain indentures pursuant to which Monsanto or its subsidiaries have issued industrial revenue bonds, in an aggregate original principal amount of approximately $137 million.

Governing Law

   The indenture for the debt securities and the debt securities, including the registered debt, will be governed by New York law.

Global Securities

   The outstanding debt is, and the registered debt will be, issued in the form of one or more global certificates, known as "global securities." The global securities will be deposited on the date of the acceptance for exchange of the outstanding debt and the issuance of the registered debt with, or on behalf of, DTC and registered in the name of Cede & Co., as DTC's nominee.

   Registered debt that is issued as described below under "Certificated Securities" will be issued in the form of registered definitive certificates, known as "certificated securities." Upon the transfer of certificated securities, such certificated securities may, unless the global securities have previously been exchanged for certificated securities, be exchanged for an interest in the global securities representing the principal amount of registered debt being transferred.

   Persons holding interests in the global securities may hold their interests directly through DTC, or indirectly through organizations which are participants in DTC. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

   Persons who are not participants may beneficially own interests in global securities held by DTC only through participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, and have indirect access to the DTC system. So long as Cede & Co., as DTC's nominee, is the registered owner of any global security, it will be considered the sole holder of such global security for all purposes. Except as provided below, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holder thereof.

   None of Monsanto, the trustee nor any registrar or paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised Monsanto that it will take any action permitted to be taken by a holder of registered debt only at the direction of one or more participants whose accounts are credited with DTC interests in a global security.

   DTC has advised Monsanto as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of such participants or their representatives, together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of registered debt under the DTC system must be made by or through participants, which will receive a credit for the registered debt on DTC's records. The ownership interest of each actual purchaser of registered debt, referred to as a "beneficial owner," is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the registered debt are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in registered debt, except in the event that use of the book-entry system for the registered debt is discontinued.

   The deposit of registered debt with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the registered debt; DTC's records reflect only the identity of the participants to whose accounts such registered debt is credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global security.

   Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede & Co. If less than all of the registered debt is being redeemed, DTC's practice is to determine by lot the interest of each participant in such registered debt to be redeemed.

   Principal and interest payments on the registered debt will be made to DTC by wire transfer of immediately available funds. DTC's practice is to credit participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, or Monsanto, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is Monsanto's responsibility, disbursement of such payments to participants shall be DTC's responsibility, and disbursement of such payments to the beneficial owners shall be the responsibility of participants and indirect participants. Neither Monsanto nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   DTC may discontinue providing its services as securities depositary with respect to the registered debt at any time by giving reasonable notice to Monsanto. In the event that DTC notifies Monsanto that it is unwilling or unable to continue as depositary for any global security or if at any time DTC ceases to be a clearing agency registered as such under the Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days of such notification or of Monsanto becoming aware of DTC's ceasing to be so registered, as the case may be, certificates for the registered debt will be printed and delivered in exchange for interests in such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for registered debt registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security.

   Monsanto may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, certificates representing the registered debt will be printed and delivered.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Monsanto believes to be reliable, but Monsanto does not take responsibility for the accuracy thereof.

Certificated Securities

   Subject to certain conditions, any person having a beneficial interest in the global securities may, upon request to the trustee, exchange such beneficial interest for registered debt in the form of certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons, or their nominee, if applicable. In addition, if (1) Monsanto notifies the trustee in writing that DTC is no longer willing or able to act as a depositary and Monsanto is unable to locate a qualified successor within 90 days or (2) Monsanto, at its option, notifies the trustee in writing that it elects to cause the issuance of registered debt in the form of certificated securities under the indenture, then, upon surrender by Cede & Co., or its nominee, of global securities, registered debt in such form will be issued to each person that Cede & Co., or its nominee, and DTC identify as being the beneficial owner of the related registered debt.

   Neither Monsanto nor the trustee will be liable for any delay by Cede & Co., or its nominee, or DTC in identifying the beneficial owners of registered debt and Monsanto and the trustee may conclusively rely on, and will be protected in relying on, instructions from Cede & Co., or its nominee, or DTC for all purposes.

Year 2000

   The following information has been provided by DTC:

   DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

   However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the financial community that it is contacting, and will continue to contact, third-party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

   According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Registration Rights; Liquidated Damages

   Monsanto entered into a registration rights agreement with the initial purchasers, dated December 9, 1998, for the benefit of the holders of the outstanding debt wherein Monsanto agreed, for the benefit of the holders of the outstanding debt, (1) to file with the SEC a registration statement, of which this prospectus forms a part, with respect to the registered debt and (2) to use its reasonable efforts to cause such exchange offer registration statement to be declared effective under the Securities Act on or before June 7, 1999. If

  . because of any change in law or in currently prevailing interpretations of the SEC's staff, Monsanto is not permitted to effect the exchange offers, or

  . in the case of any holder that participates in the exchange offers, such holder does not receive applicable registered debt on the date of the exchange that may be sold without restriction under state and Federal securities laws (other than due solely to the status of such holder as an affiliate of Monsanto within the meaning of the Securities Act or as a broker-dealer), then in each case, Monsanto will (1) promptly deliver to the holders written notice thereof and (2) at Monsanto's sole expense (a) as promptly as practicable, file a shelf registration statement covering resales of the applicable outstanding debt, (b) use its reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act and
(c) use its reasonable efforts to keep effective the shelf registration statement until the earlier of December 9, 2000, unless Rule 144(k) is amended to provide a shorter restrictive period, or such time as all of the outstanding debt or registered debt, as applicable, has been sold thereunder.

   Monsanto will, in the event that a shelf registration statement is filed, provide to each applicable holder copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding debt or registered debt, as applicable, has become effective and take certain other actions as are required to permit unrestricted resales of the outstanding debt. A holder that sells outstanding debt or registered debt, as applicable, pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including certain indemnification rights and obligations.

   The registration rights agreement requires Monsanto to pay liquidated damages to holders of the outstanding debt from June 8, 1999 until it consummates the exchange offer. In addition, if Monsanto fails to comply with certain other provisions of the registration rights agreement, in each case as described below, then liquidated damages shall become payable in respect of the outstanding debt as follows:

   In the event that the exchange offer is not consummated or the applicable shelf registration statement is not declared effective on or prior to July 22, 1999, liquidated damages shall accrue on the applicable outstanding debt from and including July 23, 1999 at a rate equal to 0.25% per year. The aggregate amount of liquidated damages payable pursuant to the above provision will in no event exceed 0.25% per year. Upon the consummation of the applicable exchange offer or the effectiveness of the applicable shelf registration statement, as the case may be, after July 22, 1999, the liquidated damages will cease to accrue.

   If a shelf registration statement is declared effective pursuant to the foregoing paragraphs and Monsanto fails to keep it continuously (1) effective or (2) useable for resales for the period required by the registration rights agreement due to certain circumstances relating to pending corporate developments, public filings with the SEC and similar events, or because the prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such failure continues for more than 60 days, whether or not consecutive, in any 12-month period (the 61st day being referred to as the "Default Day"), then liquidated damages shall accrue at a rate equal to 0.25% per year from the Default Day until the earlier of

  . the date that the shelf registration statement is again deemed effective or is useable,

  .   December 9, 2001, unless Rule 144(k) is amended to provide a shorter restrictive period, or

  . the date as of which all of the applicable outstanding debt is sold pursuant to the shelf registration statement.

   Any amounts of liquidated damages due pursuant to the foregoing paragraphs will be payable in cash on June 1 and December 1 of each year to the holders of record on the preceding May 15 and November 15, respectively.

   The registration rights agreement is governed by, and construed in accordance with, the laws of the State of New York. This summary of certain provisions of the registration rights agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. In addition, the information set forth above concerning certain interpretations of and positions taken by the SEC's staff is not intended to constitute legal advice, and holders of outstanding debt should consult their own legal advisors with respect to such matters.

                     UNITED STATES FEDERAL TAX CONSEQUENCES

   The following is a discussion of the material United States federal tax consequences associated with the payment of liquidated damages, the exchange of the outstanding debt for the registered debt pursuant to the exchange offer and the disposition of the registered debt. This discussion applies only to a beneficial owner of registered debt who acquired outstanding debt at the initial offering from Salomon Smith Barney Inc. and Goldman, Sachs & Co. for the original offering price thereof and who acquires the registered debt pursuant to the exchange offer. This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. This discussion does not consider any specific facts or circumstances that may apply to a particular holder. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of the receipt of liquidated damages and the acquiring, holding, and disposing of the registered debt, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

   For purposes of this discussion, a "U.S. holder" means a holder of registered debt that is either a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and for which one or more United States persons have the authority to control all substantial decisions of the trust. A "non-U.S. holder" is a holder of registered debt other than a U.S. holder.

Exchange Offer

   The exchange of outstanding debt for registered debt pursuant to the exchange offer will not constitute a "significant modification" of the outstanding debt for United States federal income tax purposes and, accordingly, the registered debt received will be treated as a continuation of the outstanding debt in the hands of such holder. As a result, there will be no United States federal income tax consequences to a U.S. holder who exchanges outstanding debt for registered debt pursuant to the exchange offer, and any such holder will have the same adjusted tax basis and holding period in the registered debt for United States federal income tax purposes as it had in the outstanding debt immediately before the exchange.

Stated Interest/Original Issue Discount

   Monsanto took the position with respect to the outstanding debt (which was generally binding upon holders) that, at the time of the original issuance of the outstanding debt, the possibility of the payment of liquidated damages on such debt was "remote" within the meaning of applicable Treasury regulations. Based in part upon this determination of the remoteness of liquidated damages, Monsanto took the position that the outstanding debt was not issued with original issue discount. However, despite this determination at the time of original issuance, liquidated damages have accrued on the outstanding debt since June 7, 1999.

   Monsanto intends to take the position (which will generally be binding upon holders) that the liquidated damages constitute both in form and in economic substance a separate payment of damages for failure to comply with certain covenants within the outstanding debt, and are to be taken into account by holders of the outstanding debt in accordance with their method of accounting for tax purposes. Consequently, Monsanto intends to take the position that the liquidated damages are neither in form nor in economic substance payments to be taken into account in determining whether the outstanding debt (or the registered debt as a continuation of the outstanding debt) has original issue discount. Nevertheless, the economic substance of the liquidated damages payments as separate from payments on the outstanding debt is a question of fact that may not be determined with certainty. Thus, the Internal Revenue Service may not agree with this position and may successfully assert that the liquidated damages are in fact payments on both the outstanding debt and consequently the registered debt as a continuation of the outstanding debt.

   If the Internal Revenue Service were successful in this assertion, then solely for purposes of determining whether the outstanding debt and registered debt have original issue discount, the accrual of liquidated damages probably caused the deemed retirement and reissuance of the outstanding debt on June 7, 1999 for an amount of money equal to its then adjusted issue price. The adjusted issue price of the reissued outstanding debt on June 7, 1999 would have been equal to the initial price at which the outstanding debt was issued, minus any payments of principal made to such date. This deemed reissuance requires that the outstanding debt be examined again on June 7, 1999 to determine whether it was reissued with original issue discount. As reissued debt for purposes of determining original issue discount, the outstanding debt would include the current accrual and payment of liquidated damages as part of its terms.

   In such case, under the general rules, the reissued outstanding debt probably should be treated as a "contingent payment debt instrument." As a contingent payment debt instrument, the stated interest on the reissued outstanding debt, as well as expected liquidated damages (as contingent payments), generally would be taken into account in determining the comparable yield of a debt instrument with a single fixed rate of interest and similar terms and conditions to that of the reissued outstanding debt. Using this comparable yield and a projected payment schedule for all payments required to be paid on the reissued outstanding debt, as well as liquidated damages (as contingent payments), a new assumed accrual of interest (as original issue discount) would be determined for each accrual period for the reissued outstanding debt. Interest on the reissued outstanding debt would generally be accrued by holders on the basis of this new accrual regardless of their method of tax accounting, subject to adjustment if the actual liquidated damages paid are different from that assumed in the projected payment schedule.

   Further in such case, even though no liquidated damages would be paid for periods after the registered debt is issued, the registered debt would be treated as a continuation of the reissued outstanding debt for the purpose of original issue discount. Consequently, the registered debt would be treated as having original issue discount, and holders of registered debt would be required to accrue interest as original issue discount based upon the projected comparable yield described above for the reissued outstanding debt regardless of their method of tax accounting.

   Finally, if the actual liquidated damages paid for a taxable year are more than that assumed in the projected payment schedule, such difference would be a "net positive adjustment"; if the actual liquidated damages paid for a taxable year are less than assumed in such case for the projected payment schedule, such difference would be a "net negative adjustment." A net positive adjustment for a taxable year would be required to be included in gross income by a holder of the reissued outstanding/registered debt as additional interest income. A net negative adjustment for a taxable year would first reduce accrued interest on the reissued outstanding/registered debt for the taxable year and would be recognized by holders as an ordinary loss to the extent the aggregate net negative adjustments do not exceed the total interest included by holders on the reissued outstanding/registered debt. (Any excess net negative adjustment is carried forward on the reissued outstanding/registered debt.)

   The potential for the deemed reissuance of the outstanding debt, and resulting treatment of the outstanding debt and registered debt as having original issue discount present particularly complex tax issues; all holders should consult their tax advisors concerning these issues.

Disposition

   A holder of registered debt will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the registered debt measured by the difference between (1) the amount of cash and fair market value of property received (that is not attributable to accrued interest which has not yet been recognized as gross income) and (2) the holder's adjusted tax basis in the registered debt. Any such gain or loss generally will be long-term capital gain or loss, provided the registered debt was a capital asset in the hands of the holder and had been held for more than one year.

   However, if the Internal Revenue Service were to successfully assert that the outstanding debt was reissued on June 7, 1999 as a contingent payment debt instrument (as described above under the heading "United States Federal Tax Consequences--Stated Interest/Original Issue Discount"), any gain recognized by a holder of either the reissued outstanding debt or the registered debt prior to the final payment of liquidated damages should be recognized as interest income. Any loss recognized by a holder on the outstanding debt or the registered debt prior to the final payment of liquidated damages should be ordinary to the extent that the total interest inclusions on the reissued outstanding/registered debt exceed the total net negative adjustments taken into account by the holder.

Non-U.S. Holders

   Under present United States federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

     (1) payments of interest on the registered debt to any non-U.S. holder will not be subject to United States federal income or withholding tax, provided that (a) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Monsanto entitled to vote,
  (b) the holder is not (i) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business or
  (ii) a controlled foreign corporation that is related to Monsanto through stock ownership, and (c) such interest payments are not effectively connected with the conduct of a United States trade or business of the holder;

     (2) a holder of registered debt who is a non-U.S. holder will not be subject to the United States federal income tax on gain realized on the sale, exchange, or other disposition of registered debt, unless (a) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or (b) the gain is effectively connected with the conduct of a United States trade or business of the holder; and

     (3) if interest on the registered debt is exempt from withholding of United States federal income tax under the rules described above (without regard to the certification requirement), the registered debt will not be included in the estate of a deceased non-U.S. holder for United States Federal estate tax purposes.

   The certification referred to above may be made on an Internal Revenue Service Form W-8 or a substantially similar substitute form.

Information Reporting and Backup Withholding

   Monsanto will, where required, report to the holders of registered debt and the Internal Revenue Service the amount of any interest paid on the registered debt in each calendar year and the amounts of federal tax withheld, if any, with respect to such payments. A noncorporate U.S. holder may be subject to information reporting and to backup withholding at a rate of 31% with respect to payments of principal and interest made on registered debt, or on proceeds of the disposition of registered debt before maturity, unless such U.S. holder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information reporting and backup withholding rules.

   Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to interest paid on the registered debt to a non-U.S. holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the registered debt are subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its non-U.S. holder status under penalties of perjury and provides its name and address or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of the registered debt by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met, or the holder otherwise establishes an exemption.

   Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the non-U.S. holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

New Treasury Regulations Applicable to Non-U.S. Holders

   The United States Treasury Department has issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-U.S. holders after December 31, 2000. The new Treasury regulations modify and, in general, unify the way in which non-U.S. holders may establish eligibility for United States federal withholding tax exemptions, including that under a tax treaty, and an exemption from backup withholding.

   For example, the new Treasury regulations will require new forms, which non-U.S. holders will generally have to provide earlier than you would have had to provide replacements for expiring existing forms. The new Treasury regulations also clarify the standards upon which withholding agents of non-U.S. holders may rely, add requirements in order for non-U.S. holders to claim reduced federal tax withholding under a tax treaty, and provide different procedures in order for foreign intermediaries and flow-through entities (such as foreign partnerships) to claim the benefit of applicable exemptions if they receive payments on behalf of non-U.S. holders.

   The new Treasury regulations are particularly complex. Non-U.S. holders should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on their investment in the registered debt.

                              PLAN OF DISTRIBUTION

   Based on existing interpretations of the Securities Act by the SEC's staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, Monsanto believes that the registered debt issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holders thereof, other than holders who are broker-dealers, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of outstanding debt who is an affiliate of Monsanto or who intends to participate in the exchange offer for the purpose of distributing the registered debt, or any broker-dealer who purchased the outstanding debt from Monsanto to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretations of the SEC's staff set forth in the above-mentioned no-action letters, (2) will not be entitled to tender its outstanding debt in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding debt, unless such sale or transfer is made pursuant to an exemption from such requirements. Monsanto does not intend to seek its own no-action letter, and there can be no assurance that the SEC's staff would make a similar determination with respect to the registered debt as it has in such no-action letters to third parties.

   Each holder of the outstanding debt, other than certain specified holders, who wishes to exchange the outstanding debt for registered debt in the exchange offer is required to represent that:

  .   it is not an affiliate of Monsanto;

  . the registered debt to be received by it was acquired in the ordinary course of its business;

  . at the time of the exchange offer, it has no arrangement with any person to participate in the "distribution," within the meaning of the Securities Act, of the registered debt; and

  . if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a "distribution," within the meaning of the Securities Act, of the registered debt.

  In addition, in connection with any resales of registered debt, any broker-dealer who acquired the outstanding debt for its own account as a result of market-making or other trading activities, referred to in this section as a "participating broker-dealer," must deliver a prospectus meeting the requirements of the Securities Act. Based on the position the SEC has taken to date, Monsanto believes that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange debt, other than a resale of an unsold allotment from the original sale of the outstanding debt, with this prospectus. Under the registration rights agreement, Monsanto is required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus in connection with the resale of such registered debt for a period of 180 days from the expiration date of the exchange offer.

   Each broker-dealer that receives registered debt for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered debt. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered debt received in exchange for outstanding debt where such outstanding debt was acquired by such broker-dealer as a result of market-making activities or other trading activities. Each broker-dealer agrees that it shall suspend use of this prospectus upon notice from Monsanto of the occurrence of certain events until Monsanto has amended or supplemented the prospectus so that it does not contain any untrue statements or omissions of material facts.

   Monsanto will not receive any proceeds from any sale of registered debt by broker-dealers. Registered debt received by broker-dealers for their own account pursuant to the exchange offfer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered debt or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered debt.

Any broker-dealer that resells registered debt that was received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered debt may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of registered debt and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date, Monsanto will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the applicable letter of transmittal. Monsanto has agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding debt, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                      WHERE YOU CAN FIND MORE INFORMATION

   Monsanto files annual, quarterly and special reports, proxy statements and other information with the SEC. Monsanto's filings with the SEC are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Monsanto files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

   Monsanto's reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, the exchange on which certain of Monsanto's securities are listed.

   No person is authorized to give any information or to make any representations with respect to the matters described in this prospectus other than those contained herein or in the documents incorporated by reference herein. Any information or representation with respect to such matters not contained herein or therein must not be relied upon as having been authorized by Monsanto. The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Monsanto since the date hereof or that the information in this prospectus or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The SEC allows Monsanto to "incorporate by reference" certain information that Monsanto files with the SEC, which means that Monsanto can disclose important information to you by referring you to information in those documents. The information incorporated by reference is an important part of this prospectus. The following documents and other materials, which Monsanto has filed with the SEC, are incorporated herein and specifically made a part hereof by this reference:

     (1) Monsanto's Annual Reports on Form 10-K and Form 10-K/A filed with the SEC on March 25, 1999 and January 21, 2000, respectively;

     (2) Monsanto's Quarterly Reports on Form 10-Q filed with the SEC on May 17, August 16 and November 15, 1999 and Quarterly Reports on Form 10-Q/A each filed with the SEC on January 21, 2000; and

     (3) Monsanto's Current Reports on Form 8-K/A filed with the SEC on February 8, 1999, January 25, and February 11, 2000 and Current Reports on Form 8-K filed with the SEC on March 1, May 4, December 21, December 22, December 29, and December 30, 1999 and January 11, January 25, and February 11, 2000.

   In addition, all documents filed with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act by Monsanto subsequent to the date of this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all respects by such reference.

   The forward-looking information included in the press releases dated December 19, 1999 and December 22, 1999 and the analyst presentations dated December 19, 1999 and December 22, 1999 which are included in the Monsanto Current Reports on Form 8-K filed on December 21, 1999 and December 22, 1999 are based on internal forecasts prepared by the managements of Monsanto and Pharmacia & Upjohn, adjusted to give effect to the merger, and were initially prepared for the Boards of Directors of the respective companies and subsequently disclosed to analysts and included in press releases. The forward-looking information is not intended to comply with the presentation and disclosure guidelines for prospective financial information of the SEC or the American Institute of Certified Public Accountants.

   The forward-looking information included in the Monsanto Current Reports on Form 8-K filed on December 21, 1999 and December 22, 1999, which are incorporated by reference in this prospectus, has been prepared by, and is the responsibility of the managements of Monsanto and Pharmacia & Upjohn. Deloitte & Touche LLP and PricewaterhouseCoopers LLP have not examined, compiled or performed any procedures with respect to the forward-looking information and, accordingly, Deloitte & Touche LLP and PricewaterhouseCoopers LLP do not express an opinion or any other form of assurance with respect thereto and disclaim any association with, the forward-looking information. The Deloitte & Touche LLP and PricewaterhouseCoopers LLP reports incorporated by reference in this prospectus relate to the historical financial information of Monsanto and Pharmacia & Upjohn, respectively. The reports do not extend to the forward-looking information and should not be read to do so.

   This prospectus incorporates documents by reference that are not presented herein or delivered herewith. Copies of such documents, other than exhibits to such documents that are not specifically incorporated by reference herein, are available without charge to any person to whom this prospectus is delivered, upon written or oral request to: Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, Attention: Corporate Secretary, telephone: (314) 694-1000.

                        VALIDITY OF THE REGISTERED DEBT

   The validity of the registered debt offered hereby will be passed upon for Monsanto by Winston & Strawn, Chicago, Illinois.

                                    EXPERTS

   The consolidated financial statements incorporated by reference in Monsanto's amended Annual Report on Form 10-K/A for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated herein in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of DEKALB Genetics Corporation and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

   The financial statements of Pharmacia & Upjohn incorporated in this Registration Statement by reference to Monsanto's Current Report on Form 8-K filed on January 25, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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                                Monsanto Company

                               Exchange Offer for

                       $500,000,000 5.375% Notes due 2001
                       $600,000,000 5.750% Notes due 2005
                       $200,000,000 5.875% Notes due 2008
                    $500,000,000 6.500% Debentures due 2018
                    $700,000,000 6.600% Debentures due 2028

                                [Monsanto logo]

                               ----------------

                                   PROSPECTUS

                               ----------------

                             February 14, 2000

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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Section 59 of the Company's By-Laws provides for indemnification of any director, officer, employee or agent of the Company, or any person serving in the same capacity in any other enterprise at the request of the Company, under certain circumstances. Article IX of the Company's Restated Certificate of Incorporation eliminates the liability of directors of the Company under certain circumstances for breaches of fiduciary duty to the Company and its shareholders.

   The Company maintains directors' and officers' liability insurance coverage.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   The following documents are filed herewith or incorporated herein by reference.

 Exhibit
 Number                          Description of Exhibits
 -------                         -----------------------
  3.1*   Restated Certificate of Incorporation of the Company as of October 28,
         1997 (incorporated herein by reference to Exhibit 3(i) of the
         Company's Form 10-Q for the quarter ended September 30, 1997 (File No.
         1-2516))

  3.2*   By-Laws of the Company, as amended, effective December 10, 1999
         (incorporated herein by reference to Exhibit 3.2 of the Company's Form
         10-K/A for the year ended December 31, 1998 (File No. 1-2516))

  4.1*   Indenture dated as of December 1, 1998 between the Company and The
         Bank of New York as Trustee, providing for Issuance of Debt Securities in Series (incorporated herein by reference to Exhibit 4.7 of the Company's Current Report on Form 8-K as filed with the Commission on December 14, 1998 (File No. 1-2516))

  4.2*   Form of Officer's Certificate, establishing the terms of the Company's
         5.375% Notes due 2001, 5.750% Notes due 2005, 5.875% Notes due 2008,
         6.500% Debentures due 2018 and 6.600% Debentures due 2028

  4.3* Registration Rights Agreement, dated as of December 9, 1998, by and among the Company, Salomon Smith Barney Inc. and Goldman, Sachs & Co.

  5.1*   Opinion of Winston & Strawn

 12.1* Computation of Ratios of Earnings to Fixed Charges (for last five fiscal years) (incorporated herein by reference to Exhibit 99 of the Company's Form 10-Q/A for the quarter ended September 30, 1999 (File
         No. 1-2516))

 23.1    Consent of Deloitte & Touche LLP

 23.2*   Consent of Winston & Strawn (included in Exhibit 5.1)

 23.3    Consent of Arthur Andersen LLP

 23.4    Consent of PricewaterhouseCoopers LLP

 24.1*   Powers of Attorney

 24.2*   Powers of Attorney

 25.1*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 5.375% Notes due 2001

 25.2*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 5.750% Notes due 2005

 Exhibit
 Number                        Description of Exhibits
 -------                       -----------------------
 25.3*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 5.875% Notes due 2008

 25.4*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 6.500% Debentures due 2018

 25.5*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 6.600% Debentures due 2028

 99.1*   Form of Letter of Transmittal

 99.2*   Form of Notice of Guaranteed Delivery

 99.3*   Form of Tender Instructions

--------
  *Previously filed.

ITEM 22. UNDERTAKINGS

   (1) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (2) The Company hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (3) The Company hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

   (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Monsanto Company certifies that it has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 11, 2000.

                                          Monsanto Company

                                            /s/ Gary L. Crittenden
                                          By: _________________________________
                                          Name: Gary L. Crittenden
                                          Title:Senior Vice President and
                                          Chief Financial Officer (Principal
                                          Financial Officer)

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   Chairman and Director         February 11, 2000
____________________________________ (Principal Executive
         Robert B. Shapiro           Officer)

     /s/ Gary L. Crittenden          Senior Vice President and     February 11, 2000
____________________________________ Chief Financial Officer
         Gary L. Crittenden          (Principal Financial
                                     Officer)

                 *                   Vice President and            February 11, 2000
____________________________________ Controller (Principal
          Richard B. Clark           Accounting Officer)

                 *                   Director                      February 11, 2000
____________________________________
       Richard U. De Schutter

                 *                   Director                      February 11, 2000
____________________________________
           Michael Kantor

                 *                   Director                      February 11, 2000
____________________________________
         Gwendolyn S. King

                 *                   Director                      February 11, 2000
____________________________________
            Philip Leder

                 *                   Director                      February 11, 2000
____________________________________
        Jacobus F. M. Peters

                 *                   Director                      February 11, 2000
____________________________________
            John S. Reed

                 *                   Director                      February 11, 2000
____________________________________
           John E. Robson

                 *                   Director                      February 11, 2000
____________________________________
       William D. Ruckelshaus

                 *                   Director                      February 11, 2000
____________________________________
       Hendrik A. Verfaillie

* Sonya M. Davis, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

                                                  /s/ Sonya M. Davis
                                          -------------------------------------
                                                     Sonya M. Davis
                                                    Attorney-in-Fact

                                 EXHIBIT INDEX

   The following documents are filed herewith or incorporated herein by reference.

 Exhibit
 Number                          Description of Exhibits
 -------                         -----------------------
  3.1*   Restated Certificate of Incorporation of the Company as of October 28,
         1997 (incorporated herein by reference to Exhibit 3(i) of the
         Company's Form 10-Q for the quarter ended September 30, 1997)

  3.2*   By-Laws of the Company, as amended, effective December 10, 1999
         (incorporated herein by reference to Exhibit 3.2 of the Company's Form
         10-K/A for the year ended December 31, 1998 (File No. 1-2516))

  4.1*   Indenture dated as of December 1, 1998 between the Company and The
         Bank of New York as Trustee, providing for Issuance of Debt Securities in Series (incorporated herein by reference to Exhibit 4.7 of the Company's Current Report on Form 8-K as filed with the Commission on December 14, 1998 (File No. 1-2516))

  4.2*   Form of Officer's Certificate, establishing the terms of the Company's
         5.375% Notes due 2001, 5.750% Notes due 2005, 5.875% Notes due 2008,
         6.500% Debentures due 2018 and 6.600% Debentures due 2028

  4.3* Registration Rights Agreement, dated as of December 9, 1998, by and among the Company, Salomon Smith Barney Inc. and Goldman, Sachs & Co.

  5.1*   Opinion of Winston & Strawn

 12.1* Computation of Ratios of Earnings to Fixed Charges (for last five fiscal years) (incorporated herein by reference to Exhibit 99 of the Company's Form 10-Q/A for the quarter ended September 30, 1999 (File
         No. 1-2516))

 23.1    Consent of Deloitte & Touche LLP

 23.2*   Consent of Winston & Strawn (included in Exhibit 5.1)

 23.3    Consent of Arthur Andersen LLP

 23.4    Consent of PricewaterhouseCoopers LLP

 24.1*   Powers of Attorney

 24.2*   Powers of Attorney

 25.1*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 5.375% Notes due 2001

 25.2*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 5.750% Notes due 2005

 25.3*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 5.875% Notes due 2008

 25.4*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 6.500% Debentures due 2018

 25.5*   Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York relating to the Indenture and the issuance of the Company's 6.600% Debentures due 2028

 99.1*   Form of Letter of Transmittal

 99.2*   Form of Notice of Guaranteed Delivery

 99.3*   Form of Tender Instructions

--------
 * Previously filed.